                         SECOND AMENDMENT TO CREDIT AGREEMENT


THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated effective as of the 15th day of November, 1996, among TJ INTERNATIONAL, INC. (the Borrower"), WACHOVIA BANK OF GEORGIA, N.A., as Agent (the "Agent"), and the banks (collectively, the "Banks") which are parties with the Borrower and the Agent to that certain Amended and Restated Credit Agreement dated as of May 31, 1995, (as amended by the First Amendment thereto dated as of December 8, 1995, the "Credit Agreement");


                                W I T N E S S E T H:

    WHEREAS, the Borrower has requested and the Agent and the Banks have agreed to certain amendments with respect to certain provisions of the Credit Agreement, including, without limitation, increasing the Commitments from $100,000,000 to $150,000,000, subject to the terms and conditions hereof;

    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent and the Banks hereby convenant and agree as follows:

    1. DEFINITIONS. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreements shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein", and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

    2. AMENDMENT TO SECTION 1.01. The definition of "Termination Date" set forth in Section 1.01 is deleted in its entirety and substituted in lieu thereof is the following definition:

         "Termination Date" means November 15, 2001.

    3. AMENDMENT TO SECTION 2.05 (c). Section 2.05 (c) of the Credit Agreement hereby is amended by deleting the same in its entirety and substituting the following in lieu thereof:

         (c) In addition to the foregoing, the outstanding principal amount (or Face Amount) of the Loans and Bankers' Acceptances, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

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    4.   AMENDMENT TO COMMITMENT AMOUNTS.  The signature pages of the Credit
Agreement hereby are amended to provide that the following Banks have the following Commitments:

    COMMITMENTS                        BANK
    -----------                        ----

$32,812,500                            WACHOVIA BANK OF GEORGIA, N.A.

$28,125,000                            CIBC  INC.

$28,125,000                            THE CHASE MANHATTAN BANK

$23,437,500                            NBD BANK

$18,750,000                            THE BANK OF TOKYO-MITSUBISHI,
                                       LTD. (Seattle Agency) (formerly known as
                                       BANK OF TOKYO, LTD.)

$18,750,000                            US BANK OF IDAHO

TOTAL COMMITMENTS: $150,000,000

    5. RELEASE OF GUARANTORS. The Borrower has informed the Agent and the Banks that the Borrower intends, with respect to SYSTEMS ERECTION, INC. ("SEI"), a non-operating Subsidiary, to dissolve its corporate charter or allow it to lapse (such dissolution or lapse being referred to herein as the "SEI Dissolution"). The Agent and the Banks hereby agree that (i) SEI is hereby released as and shall no longer be a Guarantor for any purposes under the Credit Agreement or the other Loan Documents, and (ii) consent to the SEI Dissolution and waive any Default or Event of Default caused by the SEI Dissolution under the Credit Agreement or the other Loan Documents.

    6. EFFECT OF AMENDMENT. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.

    7. RATIFICATION. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

    8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


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

    9. SECTION REFERENCES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

    10. FURTHER ASSURANCES. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

    11. GOVERNING LAW. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

    12. CONDITIONS PRECEDENT. The following shall constitute express conditions precedent to the effectiveness of this Amendment by the Banks and the
Agent: (i) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment, (ii) receipt by the Banks from the Borrower of Second Amended and Restated Syndicated Loan Notes and Second Amended and Restated Money Market Loan Notes in the forms respectively attached to the Credit Agreement as Exhibits A-1 and A- 2, each reflecting the respective increased amounts of the Commitments, (iii) receipt by the Agent from each of the Subsidiary Guarantors of a duly executed Acknowledgment Consent and Reaffirmation of Guarantors in the form attached hereto, reflecting the Guarantors' guarantee of the increased amounts of the Commitments and Loans outstanding thereunder from time to time, (iv) an opinion of Hawley Troxell Ennis & Hawley, special counsel to the Borrower and its Subsidiaries, substantially in the form previously delivered to the Agent and the Banks, and
(v) corporate and partnership certificates and documents substantially in the form previously delivered to the Agent and the Banks.


IN WITNESS WHEREOF, the Borrower, the Agent, and each of the Banks has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                             TJ INTERNATIONAL, INC.             (SEAL)


                             By:   /s/ Richard B. Drury
                                  --------------------------------------
                                  Title: Treasurer & Corporate Secretary


                             WACHOVIA BANK OF GEORGIA, N.A.,
                             as Agent and as a Bank             (SEAL)


                             By:  /s/ John A. Whitner
                                  --------------------------------------
                                  Title: Vice President


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

                             CIBC INC.                          (SEAL)


                             By:  /s/ R. A. Mendoza
                                  --------------------------------------
                                  Title: Director

                             THE CHASE MANHATTAN BANK, N.A.     (SEAL)


                             By: /s/ Helene Santo
                                  --------------------------------------
                                  Title: Vice President


                             NBD BANK                           (SEAL)


                             By: /s/ Russell H. Liebetrau, Jr.
                                  --------------------------------------
                                  Title Vice President


                             THE BANK OF TOKYO-MITSUBISHI,      (SEAL)
                             LTD., (Seattle Agency) (formerly known as
                             BANK OF TOKYO, LTD.)


                             By: /s/ Clifford A. Sullam
                                  --------------------------------------
                                  Title: Assistant Vice President


                             US BANK OF IDAHO                   (SEAL)


                             By:  /s/ Robert P. Aravich, Jr.
                                  --------------------------------------
                                  Title: Vice President




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